 Exhibit 1.01

This unaudited Conflict Minerals Report (this “CMR”) of ON Semiconductor Corporation (the “Company,” “onsemi,” “we” or “us”) for the year ended December 31, 2024 is attached as Exhibit 1.01 to the Company’s Specialized Disclosure Report on Securities and Exchange Commission Form SD (the “Form SD”). This CMR is also publicly available on the Company’s website: https://www.onsemi.com/company/environmental-social-and-governance/social-responsibility (the “Social Responsibility Webpage”). The content of any website referred to in this CMR is included for general information only and is not incorporated by reference in this CMR.

Pursuant to Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13p-1 thereunder, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 13(p) of the Exchange Act, Rule 13p-1 thereunder and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act collectively, the “Conflict Minerals Regulations”), the Company is required to make certain inquiries and perform certain due diligence with respect to any “conflict minerals” (as defined in the Conflict Minerals Regulations) that are necessary for the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries.

onsemi is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the Company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. With a highly differentiated and innovative product portfolio, onsemi creates intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way in creating a safer, cleaner and smarter world.

As a purchaser of products containing the minerals tantalum, tin, tungsten or gold (collectively, “3TG”) from suppliers for use in our manufacturing process, the Company continues to be concerned about the reports of violence and human rights violations resulting from the sourcing of such minerals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”) and from conflict-affected and high-risk areas (“CAHRAs”). The Company’s annual Sustainability Report, which addresses these concerns and other actions the Company is taking in the area of social responsibility, is available on the Social Responsibility Webpage.

For purposes of this CMR, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the Conflict Minerals Regulations, the Company has considered its sole product to be semiconductor components.

This CMR describes the process undertaken for products that were manufactured, or contracted to be manufactured, during calendar year 2024 and that contain conflict minerals. This CMR is unaudited, as an independent private sector audit is not required pursuant to guidance provided by the Securities and Exchange Commission (the “SEC”).

As a result of its inquiry, the Company determined that conflict minerals are necessary to the functionality of the Company’s products. In particular, these minerals provide internal electrically conductive connections to the various circuit elements required to manufacture a working semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is utilized. When sourcing conflict minerals, however, the Company expects its suppliers to share our goals of social, environmental and ethical conduct and implement steps to create a responsible supply chain.

Conflict minerals are obtained from multiple sources worldwide, and the Company does not desire to eliminate those originating in Covered Countries and from CAHRAs. However, the Company is committed to pursuing conflict-free sourcing of minerals from our supply chain through collaboration with our suppliers, including through our activities as a member of the Responsible Business Alliance (the “RBA”) and a full member of the Responsible Minerals Initiative (the “RMI”), which began as a joint effort between the RBA and the Global e-Sustainability Initiative. As a member of the RMI, we are required to engage in reasonable due diligence with respect to our supply chain to ensure such minerals are not being sourced from entities supporting armed conflict within the Covered Countries or CAHRAs. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries or CAHRAs so as not to have a negative impact on the economies of those countries.

Due Diligence

In accordance with the Conflict Minerals Regulations, the Company conducted a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the conflict minerals in its products originated in a Covered Country or are from recycled or scrap sources. Based on its RCOI, the Company was unable to reasonably conclude that all its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources, and the Company continues its due diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain due diligence, the Company, in accordance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on 3TG (collectively, the “OECD Guidance”), executed the following steps:

•	OECD Guidance Step 1: Establish a strong company management system

•
The Company adopted and continually reviews and updates its responsible minerals sourcing policy, as appropriate, to reflect the procedures by which the Company and its 3TG suppliers should conduct due diligence related to conflict minerals. The Corporate Responsible Minerals Team reviews any changes to the policy or governing documents. This policy is made publicly available on the Social Responsibility Webpage.

•
The Company maintains an internal management team to support the supply chain due diligence, and has instituted a systematic process. This team includes employees within the Company’s supplier quality, external manufacturing operations, global sourcing and procurement, and legal departments. Additionally, the Audit Committee of the Board of Directors of the Company reviews the Responsible Minerals Compliance Program quarterly to track the progress towards the program’s goals.

•
The Company utilizes the conflict minerals reporting template (“CMRT”), standardized by the RMI, to gather sourcing information from its 3TG suppliers in order to identify whether: (i) conflict minerals sourced by such suppliers originated in Covered Countries or CAHRAs; and (ii) smelters and refiners (collectively, “smelters”) in our supply chain have been validated as conformant in accordance with the Responsible Minerals Assurance Process (“RMAP”) and its cross-recognized certification programs, which include the London Bullion Metal Association (“LBMA”) Responsible Gold Certification, the Responsible Jewelry Council (“RJC”) Responsible Jewelry Program Chain-of-Custody Certification and other third-party due diligence certification standards.

•	In addition, a summary of country of origin information for minerals used in onsemi products that we collected in connection with our RCOI and due diligence efforts is attached hereto as Appendix A.

•	The Company utilizes an internal compliance audit to assess and confirm that the due diligence approach followed by the Company is in accordance with OECD Guidance.

•
The Company established communication channels with 3TG suppliers to inquire about conflict minerals and alert such entities about the risk of using non-conformant smelters. These channels also serve as grievance mechanisms under our Responsible Minerals Compliance Program.

•	OECD Guidance Step 2: Identify and assess risk in the supply chain

•
The Company conducts an annual outreach campaign requesting the latest CMRT from each of its identified 3TG suppliers in accordance with its responsible minerals sourcing policy. The Company also sends outreach letters when RMI reports a non-conformant smelter, a high-risk smelter or a smelter that ceased operations.

•	The Company maintains a database and process to monitor, collect, manage and aggregate CMRT declarations received from its 3TG suppliers.

•
The Company uses the RMI’s facility database report to identify suppliers using smelters that are conformant to a third-party audit program assessing related supply chain risks. Additionally, the Company also utilizes the RMI’s facility database report to perform due diligence and confirm information from its 3TG suppliers.

•
The Company’s Responsible Minerals Compliance Team (the “RMC Team”) reviews all CMRT responses for completeness and consistency with the latest CMRT revision. As of December 31, 2024, the Company received and reviewed CMRT submissions from its 3TG suppliers.

•	OECD Guidance Step 3: Design and implement a strategy to respond to identified risks

•	The RMC Team reviews and updates its own company-level CMRT to identify risk in the supply chain for non-RMAP conformant smelters reported by 3TG suppliers in their submitted CMRTs.

•
The Company sends outreach or encouragement letters to 3TG suppliers to remove or replace non-conformant or high-risk smelters. When needed, the Company sends out reminders or escalation emails to request updates.

•
The Company conducts a risk assessment of 3TG suppliers, and suppliers are rated using a risk matrix system based on the CMRT submitted. Each supplier is assigned a risk rating ranging from “Low Risk” to “High Risk,” as further described below:

•	“Low Risk” means that a supplier is using 100% RMAP conformant smelters.

•	“Medium Risk” means that a supplier is using an active or non-conformant smelter but one which is identified as eligible to participate in the RMAP.

•	“High Risk” means that a supplier either is using a high-risk smelter or an ineligible entity.

•	OECD Guidance Step 4: Carry out an independent third-party audit of smelters’ due diligence practices

•
The Company is an active member of RMI, which uses an independent third-party assessment of smelter or refiner management systems and sourcing practices to validate compliance with RMAP standards. The Company relies on RMI due diligence and RMAP audit results, including the RMI RCOI report.

•	The RMC Team is a member of the RMI work groups that continue to develop improvements to the RMI programs and tools.

•	The Company also supports the RMI Smelter Assessment Fund, which encourages RMAP-eligible smelters and refiners to undergo an independent third-party assessment.

•	OECD Guidance Step 5: Report annually on supply chain due diligence

•
The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of conflict minerals. The Company’s due diligence processes seek data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. We also rely to a large extent on information collected and provided by RMI’s independent third-party audit programs. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud. As required, a CMRT is requested from all 3TG suppliers annually to promote a reliable and consistent due diligence process. If a supplier is found to be non-compliant with the Company’s responsible minerals sourcing policy, an escalation process is initiated to determine appropriate remedial measures, which may include removing the supplier from our supply chain.

•
The Company prepares and files a conflict minerals report as an exhibit to its Specialized Disclosure Report on Securities and Exchange Commission Form SD with the SEC on an annual basis. The conflict minerals report is made available to the public and posted on the Company’s website at https://www.onsemi.com/site/pdf/Annual-Conflict-Minerals-Report.pdf.

•	The Company publicly posts and regularly updates its own company-level CMRT on its website at https://www.onsemi.com/pub/Collateral/CMRTRM.XLSX.

Due Diligence Results
Appendix B sets forth a list of smelters, as provided by the Company’s 3TG suppliers, including mineral type and standard smelter names. As described below, as of December 31, 2024, 100% of such smelters were on the RMAP Conformant Smelter List. Although most of our suppliers provide us with product-level declarations, some of our suppliers continue to provide information at the company level. Declarations at the company level do not limit the information provided on smelters to those specific to the products that the supplier provides for us. As a result of the Company’s continuous due diligence with 3TG suppliers and smelters, information provided by its 3TG suppliers and other information available indicate that all the smelters used were 100% RMAP conformant for the last three consecutive years, as described in the chart below.

The smelter or refiner statuses utilized in the chart have the following definitions:

•	“Conformant” means that a smelter has been independently assessed and found conformant with the relevant RMAP standard and is included in the Standard Smelter List.

•	“Active” means that a smelter has been engaged in the RMAP program but has not yet been determined to be conformant and is included in the Standard Smelter List.

•
“Non-conformant” means that a smelter meets the definition of a smelter or refiner, is identified as an eligible smelter, has been independently assessed and found non-conformant with the relevant RMAP standards and is included in the Standard Smelter List.

For the year ended December 31, 2024, all 3TG smelters were reported to be 100% RMAP conformant, as shown in the table below:

Mitigation of Risk Related to Benefiting Armed Groups

The Company seeks to continually improve its processes and procedures to mitigate the risk that the conflict minerals that it sources benefit armed groups. In particular, the Company has taken a number of steps to improve its due diligence processes, including, but not limited to, the following:

•	The Company has incorporated conflict minerals compliance requirements into its supplier handbook for all suppliers.

•	The Company has incorporated conflict minerals compliance requirements and checkpoints into its business processes for new product introduction, new supplier qualification and change management.

•
The Company reviews and evaluates supplier data that it receives, including by comparison with the RMI’s RCOI report and other available data, with a view to increasing the reliability of its information and processes and the completeness and accuracy of such information.

APPENDIX A

Below is a summary of the country of origin information for minerals used in onsemi products, collected as a result of the Company’s RCOI and due diligence from 3TG suppliers based on information available to the Company as of December 31, 2024.

Andorra	Indonesia	South Africa
Australia	Italy	Spain
Austria	Japan	Sweden
Belgium	Kazakhstan	Switzerland
Bolivia (Plurinational State of)	Korea, Republic of	Taiwan, Province of China
Brazil	Malaysia	Thailand
Canada	Mexico	Turkey
Chile	Netherlands	United Arab Emirates
China	Peru	United States of America
Czechia	Philippines	Uzbekistan
Estonia	Poland	Vietnam
Germany	Rwanda
India	Singapore

A-1

APPENDIX B

CONFLICT MINERALS SOURCING INFORMATION (as of December 31, 2024)

Note that the reported standard smelter and refiner facility names and smelter locations were taken from the RMI RCOI report for 2024.

Metal	Standard Smelter Name	Smelter Country
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	L'Orfebre S.A.	Andorra
Gold	LS MnM Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Materion	United States of America

Metal	Standard Smelter Name	Smelter Country
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAFINA A.S.	Czechia
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Metal	Standard Smelter Name	Smelter Country
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha Assembly Solutions Inc	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational state of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Metal	Standard Smelter Name	Smelter Country
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational state of)
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur (SIM)	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China

Metal	Standard Smelter Name	Smelter Country
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

* Gold Refinery of Zijin Mining Group Co., Ltd. is listed as conformant to the RMI Conformant Facility List and listed on LBMA’s Good Delivery List, meeting RMI Responsible Minerals Assurance Process requirements. The refinery’s LBMA Assessment Report is available here and Responsible Gold Certificate is posted here. Despite this compliance, onsemi has removed the refinery from the supply chain effective April 1, 2025.